                                                                 EXHIBIT 3.7


                           ARTICLES OF INCORPORATION

                                       OF

                     THE INTERNATIONAL AIR DRILLING COMPANY

         We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

         The name of the corporation is THE INTERNATIONAL AIR DRILLING COMPANY.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose or purposes for which the corporation is organized are:
To establish and maintain a drilling business, with authority to own and operate drilling rigs, machinery, tools and apparatus necessary in the drilling, or otherwise sinking, of wells, shafts, holes, pits, or other excavations; and the purchase and sale of such equipment, and the leasing and subleasing of such equipment, and the purchases and sale of such supplies, goods, wares and merchandise used for such business.

                                  ARTICLE FOUR

         The aggregate number of shares which the corporation shall have authority to issue is Ten Thousand (10,000) of the par value of One Dollar ($1.00) each.
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                                  ARTICLE FIVE

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         The post office address of its initial registered office is: 2509 West Berry, Fort Worth, Texas, and the name of its initial registered agent at such address is Cyrus V. Helm.

                                 ARTICLE SEVEN

         The number of directors constituting the initial board of directors is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Cyrus V. Helm             4813 South Ridge Terrace, Fort Worth 15, Texas

William A. Triest         4548 South Versailles, Dallas, Texas

Glora Bee Helm            4813 South Ridge Terrace, Fort Worth 15, Texas

Marie-Claire Triest       4548 South Versailles, Dallas, Texas

                                 ARTICLE EIGHT

         The names and addresses of the incorporators are:

Cyrus V. Helm             4813 South Ridge Terrace, Fort Worth 15, Texas

William A. Triest         4548 South Versailles, Dallas, Texas

Glora Bee Helm            4813 South Ridge Terrace, Fort Worth 15, Texas

Marie-Claire Triest       4548 South Versailles, Dallas, Texas





                                      -2-
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         IN WITNESS WHEREOF, we have hereunto met our hands this 15th day of
July, 1960.

                                               /s/ CYRUS V. HELM
                                               -------------------------------
                                               Cyrus V. Helm




                                               /s/ WILLIAM A. TRIEST
                                               -------------------------------
                                               William A. Triest




                                               /s/ GLORA BEE HELM
                                               -------------------------------
                                               Glora Bee Helm




                                               /s/ MARIE-CLAIRE TRIEST
                                               -------------------------------
                                               Marie-Claire Triest





                                      -3-
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                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                     THE INTERNATIONAL AIR DRILLING COMPANY

         Pursuant to the provisions of Art. 404 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation which increases the number of authorized shares of the corporation.

         ARTICLE ONE. The name of the corporation is The International Air Drilling Company.

         ARTICLE TWO. The following amendment to the Articles of incorporation was adopted by the shareholders of the corporation on September 26, 1968;

         Article Four of the Articles of Incorporation is hereby amended so as to read as follows:

                 "ARTICLE FOUR. The aggregate number of shares which the corporation shall have authority to issue is Fourteen Thousand (14,000) of the par value of One Dollar ($1.00) each."

         ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was seven thousand (7,000); and the number of shares entitled to vote thereon was seven thousand (7,000).
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         ARTICLE FOUR.  The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

                                THE INTERNATIONAL AIR DRILLING COMPANY



                                By /s/ CYRUS V. HELM
                                  ---------------------------------------------
                                  Cyrus V. Helm,                Its President





                                and /s/ DONALD L. WILSON
                                   --------------------------------------------
                                   Donald L. Wilson, Its Assistant Secretary
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STATE OF
        -------------------------------

COUNTY OF
         ------------------------------


                  I, __________________________, a Notary Public, do hereby
certify that on this _____ day of September, 1968, personally appeared before me CYRUS V. HELM, who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                    /s/
                                                   -----------------------------
                                                   Notary Public

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                     THE INTERNATIONAL AIR DRILLING COMPANY

         Pursuant to the provisions of Article 404 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation which increases the number of authorized shares of the corporation.

         ARTICLE ONE. The name of the corporation is THE INTERNATIONAL AIR DRILLING COMPANY.

         ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on August 26, 1970;

         Article Four of the Articles of Incorporation is hereby amended so as to read as follows:

                 "ARTICLE FOUR. The aggregate number of shares which the corporation shall have authority to issue is One Hundred Thousand (100,000) shares having no par value."

         ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was Fourteen Thousand (14,000); and the number of shares entitled to vote thereon was Fourteen Thousand (14,000).
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         ARTICLE FOUR.  The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

                                   THE INTERNATIONAL AIR DRILLING COMPANY



                                   By /s/ CYRUS V. HELM
                                     ------------------------------------------
                                     Cyrus V. Helm, Its President




                                   and /s/ GLORA BEE HELM
                                      -----------------------------------------
                                      Glora Bee Helm, Its Secretary